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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 1997

                          Caribiner International, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 1-14234                               13-3466655
        (Commission File Number)          (I.R.S. Employer Identification No.)

    16 West 61st Street, New York, NY                    10023
(Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (212) 541-5300


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

(a) Pursuant to an Agreement of Purchase and Sale of Stock, dated December 19, 1996 (the "Blumberg Agreement"), by and among Caribiner International, Inc. (the "Company"), Blumberg Communications, Inc. ("Blumberg"), and each of the stockholders listed on Schedule A thereto, on January 31, 1997, the Company completed the acquisition of all of the outstanding capital stock of Blumberg for a purchase price of $18 million (subject to adjustment in certain circumstances), consisting of $16.6 million in cash and $1.4 million in the common stock, par value $0.01 per share, of the Company. In connection with the acquisition, the Company also repaid approximately $3.9 million in outstanding indebtedness of Blumberg. Blumberg is a provider of audio visual equipment services, including rentals, sales, design and installation and consulting through numerous offices in the midwestern and southeastern United States.

                  The Company financed the transactions using the Company's existing available credit facilities with its syndicate of lenders for which The Chase Manhattan Bank acts as administrative agent.

                  The Blumberg Agreement is attached as Exhibit 2.1, and such agreement is incorporated by reference in its entirety herein. The description of the Blumberg Agreement contained herein is qualified in its entirety by reference to the Blumberg Agreement.

                  Attached as Exhibit 99.1 is the Company's press release announcing, among other things, the signing of the Blumberg Agreement. Attached as Exhibit 99.2 is the Company's press release announcing, among other things, the consummation of the transactions contemplated by the Blumberg Agreement.

(b)    Equipment or Other Physical Property

                  Certain of the assets of Blumberg acquired by the Company pursuant to the Blumberg Agreement constitute equipment or other physical property. Such assets have been used by Blumberg in connection with its audio visual equipment rental business. The Company intends to continue substantially the same use for such acquired assets.

(c)    Exhibits

       2.1 Agreement of Purchase and Sale of Stock, dated December 19, 1996, by and among the Company, Blumberg and each of the stockholders listed on Schedule A thereto (schedules omitted -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

       99.1   Press release, dated December 20, 1996.

       99.2   Press release, dated February 3, 1997.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 12, 1997       CARIBINER INTERNATIONAL, INC.

                                By: /s/ Arthur F. Dignam
                                   -------------------------------------------
                                    Name:   Arthur F. Dignam
                                    Title:  Executive Vice President,
                                            Chief Financial and Administrative
                                            Officer

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                                INDEX TO EXHIBITS

Exhibit    Description                                                   Page
-------    -----------                                                   ----

  2.1 Agreement of Purchase and Sale of Stock, dated December 19, 1996, by and among Caribiner International, Inc., Blumberg Communications, Inc. and each of the stockholders listed on Schedule A thereto (schedules omitted -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

  99.1     Press Release, dated December 20, 1996.

  99.2     Press Release, dated February 3, 1997.

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